Exhibit 10.5

PRIVATE PLACEMENT SHARES PURCHASE AGREEMENT

This PRIVATE PLACEMENT SHARES PURCHASE AGREEMENT (this “Agreement”) is made as of November 3, 2025, by and between Cantor Equity Partners V, Inc., a Cayman Islands exempted company (the “Company”), and Cantor EP Holdings V, LLC, a Delaware limited liability company (the “Subscriber”), with a principal place of business at 110 East 59th Street, New York, NY 10022.

WHEREAS, the Company desires to sell to Subscriber on a private placement basis (the “Offering”) 540,000 Class A ordinary shares of the Company, par value $0.0001 per share (“Class A Ordinary Shares”), for a purchase price of $5,400,000, or $10.00 per Class A Ordinary Share; and

WHEREAS, Subscriber wishes to purchase 540,000 Class A Ordinary Shares for a purchase price of $5,400,000 and the Company wishes to accept such subscription from Subscriber.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Subscriber hereby agree as follows:

1. Agreement to Subscribe

1.1. Purchase and Issuance of the Shares. Upon the terms and subject to the conditions of this Agreement, Subscriber hereby agrees to purchase from the Company, and the Company hereby agrees to sell to Subscriber, on the Closing Date (as defined below) 540,000 Class A Ordinary Shares (the “Shares”) in consideration of the payment of the Purchase Price (as defined below). On the Closing Date, the Company shall issue (via book entry) to Subscriber the Shares purchased.

1.2. Purchase Price. As payment in full for the Shares, Subscriber shall pay $5,400,000 (the “Purchase Price”) by wire transfer of immediately available funds or by such other method as may be reasonably acceptable to the Company, to the trust account (the “Trust Account”) at a financial institution to be chosen by the Company, maintained by Continental Stock Transfer & Trust Company, acting as trustee (“Continental”), no later than the Closing Date (as defined below).

1.3. Closing. The closing of the purchase and sale of the Shares (the “Closing”) shall take place simultaneously with the closing of the initial public offering of the Company of 22,000,000 Class A Ordinary Shares (or 25,300,000 Class A Ordinary Shares if the underwriters exercise their over-allotment option in full) (the “IPO” and such date, the “Closing Date”) by electronic exchange of documents (or, if the Subscriber and the Company agree to a physical closing, then the Closing shall take place at the offices of Ellenoff Grossman & Schole LLP, 1345 Avenue of the Americas, 11th Floor, New York, New York, 10105, or such other place as may be agreed upon by the parties hereto).

1.4 Termination. This Agreement and each of the obligations of the undersigned shall be null and void and without effect if the IPO does not close prior to December 31, 2025.

2. Representations and Warranties of Subscriber

Subscriber represents and warrants to the Company that:

2.1. No Government Recommendation or Approval. Subscriber understands that no federal or state agency has passed upon or made any recommendation or endorsement of the Company or the Offering of the Shares.

2.2. Accredited Investor. Subscriber represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and acknowledges that the sale contemplated hereby is being made in reliance, among other things, on a private placement exemption to “accredited investors” under the Securities Act and similar exemptions under state law.

2.3. Intent. Subscriber is purchasing the Shares solely for investment purposes, for Subscriber’s own account (and/or for the account or benefit of its members or affiliates, as permitted, pursuant to the terms of an agreement (the “Insider Letter”) to be entered into with respect to the Shares between, among others, Subscriber and the Company, as described in the Registration Statement), and not with a view to the distribution thereof and Subscriber has no present arrangement to sell the Shares to or through any person or entity except as may be permitted under the Insider Letter. Subscriber shall not engage in hedging transactions with regard to the Shares unless in compliance with the Securities Act.

2.4. Restrictions on Transfer. Subscriber acknowledges and understands the Shares are being offered in a transaction not involving a public offering in the United States within the meaning of the Securities Act. The Shares have not been registered under the Securities Act and, if in the future Subscriber decides to offer, resell, pledge or otherwise transfer the Shares, such Shares may be offered, resold, pledged or otherwise transferred only (i) pursuant to an effective registration statement filed under the Securities Act, (ii) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (iii) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction. Notwithstanding the foregoing, Subscriber acknowledges and understands the Shares are subject to transfer restrictions as described in Section 8. Subscriber agrees that if any transfer of the Shares or any interest therein is proposed to be made, as a condition precedent to any such transfer, Subscriber may be required to deliver to the Company an opinion of counsel satisfactory to the Company with respect to such transfer. Absent registration or another available exemption from registration, Subscriber agrees it will not resell the Shares unless otherwise permitted pursuant to the Insider Letter, as described in the Registration Statement. Subscriber further acknowledges that because the Company is a shell company, Rule 144 may not be available to Subscriber for the resale of the Shares until the one-year anniversary following consummation of the Business Combination of the Company, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

2.5. Sophisticated Investor.

(i) Subscriber is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Shares.

(ii) Subscriber is aware that an investment in the Shares is highly speculative and subject to substantial risks because, among other things, the Shares are subject to transfer restrictions and have not been registered under the Securities Act and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. Subscriber is able to bear the economic risk of its investment in the Shares for an indefinite period of time.

2.6. Independent Investigation. Subscriber, in making the decision to purchase the Shares, has relied upon an independent investigation of the Company and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances from the Company, its officers, directors or employees or any other representatives or agents of the Company, other than as set forth in this Agreement. Subscriber is familiar with the business, operations and financial condition of the Company and has had an opportunity to ask questions of, and receive answers from, the Company’s officers and directors concerning the Company and the terms and conditions of the Offering and has had full access to such other information concerning the Company as Subscriber has requested. Subscriber confirms that all documents that it has requested have been made available and that Subscriber has been supplied with all of the additional information concerning this investment which Subscriber has requested.

2.7 Organization and Authority. Subscriber is duly organized, validly existing and in good standing under the laws of the State of Delaware and it possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

2.8. Authority. This Agreement has been validly authorized, executed and delivered by Subscriber and is a valid and binding agreement enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy (the “Enforceability Exceptions”).

2.9. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by Subscriber of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) Subscriber’s organizational documents, (ii) any agreement or instrument to which Subscriber is a party or (iii) any law, statute, rule or regulation to which Subscriber is subject, or any agreement, order, judgment or decree to which Subscriber is subject.

2.10. No Legal Advice from Company. Subscriber acknowledges it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement and the other agreements entered into between the parties hereto with Subscriber’s own legal counsel and investment and tax advisors. Except for any statements or representations of the Company made in this Agreement and the other agreements entered into between the parties hereto, Subscriber is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

2.11. Reliance on Representations and Warranties. Subscriber understands the Shares are being offered and sold to Subscriber in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Subscriber set forth in this Agreement in order to determine the applicability of such provisions.

2.12. No General Solicitation. Subscriber is not subscribing for the Shares as a result of or subsequent to any general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting or in a registration statement with respect to the IPO filed with the Securities and Exchange Commission (“SEC”).

2.13. Legend. Subscriber acknowledges and agrees the certificates evidencing each of the Shares shall bear a restrictive legend (the “Legend”), in form and substance substantially as set forth in Section 4.

3. Representations, Warranties and Covenants of the Company

The Company represents and warrants to, and agrees with, Subscriber that:

3.1. Valid Issuance of Shares. The total number of shares of all classes of capital which the Company has authority to issue is 555,000,000 shares, including 500,000,000 Class A Ordinary Shares, 50,000,000 Class B ordinary shares, $0.0001 par value per share (“Class B Ordinary Shares”), and 5,000,000 preference shares, $0.0001 par value per share (“Preference Shares”). As of the date hereof, the Company has issued and outstanding 6,325,000 Class B Ordinary Shares (of which up to 825,000 Class B Ordinary Shares are subject to forfeiture as described in the Registration Statement), no Class A Ordinary Shares and no Preference Shares. All of the issued shares of the Company have been duly authorized, validly issued, and are fully paid and non-assessable.

3.2 Title to Shares. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Company’s amended and restated memorandum and articles of association, and upon registration in the Company’s register of members:

(a) each of the Shares will be duly and validly issued, fully paid and non-assessable; and

(b) Subscriber will have or receive good title to the Shares, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and pursuant to the Insider Letter and (ii) transfer restrictions under federal and state securities laws.

3.3. Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and has the requisite corporate power to own its properties and assets and to carry on its business as now being conducted.

3.4. Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Shares in accordance with the terms hereof, (ii) the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or shareholders is required, and (iii) this Agreement constitutes valid and binding obligations of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

3.5. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not (i) result in a violation of the Company’s amended and restated memorandum and articles of association as in effect on the date hereof, (ii) conflict with, or constitute a default under any agreement or instrument to which the Company is a party, (iii) violate any law, statute, rule or regulation to which the Company is subject or (iv) violate any agreement, order, judgment or decree to which the Company is subject. Other than any SEC, state securities or Cayman Islands filings which may be required to be made by the Company subsequent to the closing of the IPO, and any registration statement which may be filed pursuant thereto, the Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement or issue the Shares in accordance with the terms hereof.

4. Legends

4.1. Legend. The Company will issue the Shares purchased by Subscriber in the name of Subscriber. The Shares will bear the following Legend and appropriate “stop transfer” instructions:

“THE CLASS A ORDINARY SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY U.S. STATE SECURITIES LAWS AND NEITHER THE CLASS A ORDINARY SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THIS CORPORATION, IS AVAILABLE.”

“THE CLASS A ORDINARY SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN INSIDER LETTER BETWEEN, AMONG OTHERS, CANTOR EQUITY PARTNERS IV, INC. (THE “COMPANY”) AND CANTOR EP HOLDINGS V, LLC WHEREBY THE REGISTERED HOLDER HAS AGREED NOT TO TRANSFER SUCH CLASS A ORDINARY SHARES WITHOUT THE CONSENT OF THE ISSUER (EXCEPT TO A PERMITTED TRANSFEREE IN ACCORDANCE WITH THE TERMS OF THE LETTER AGREEMENT) UNTIL THE DATE THAT IS 30 DAYS FROM THE CONSUMMATION OF THE COMPANY’S INITIAL BUSINESS COMBINATION.”

4.2. Subscriber’s Compliance. Nothing in this Section 4 shall affect in any way Subscriber’s obligations and agreements to comply with all applicable securities laws upon resale of the Shares.

4.3. Company’s Refusal to Register Transfer of the Shares. The Company shall refuse to register any transfer of the Shares, if in the sole judgment of the Company such purported transfer would not be made (i) pursuant to an effective registration statement filed under the Securities Act, or pursuant to an available exemption from the registration requirements of the Securities Act and (ii) in compliance herewith and with the Insider Letter.

4.4 Registration Rights. Subscriber will be entitled to certain registration rights which will be governed by a registration rights agreement (“Registration Rights Agreement”) to be entered into between, among others, Subscriber and the Company, on or prior to the effective date of the Registration Statement. Pursuant to the Registration Rights Agreement, Subscriber may not exercise its demand and “piggyback” registration rights with respect to the Shares after five (5) and seven (7) years, respectively, after the effective date of the Registration Statement and may not exercise its demand rights with respect to the Shares on more than one occasion.

5. Waiver of Liquidation Distributions.

Subscriber hereby waives any and all right, title, interest or claim of any kind in or to any distributions of the amounts in the Trust Account with respect to the Shares, whether (i) in connection with the exercise of redemption rights if the Company consummates the Business Combination, (ii) in connection with any tender offer conducted by the Company prior to a Business Combination, (iii) upon the Company’s redemption of Class A Ordinary Shares sold in the IPO upon the Company’s failure to timely complete the Business Combination or (iv) in connection with a shareholder vote to approve an amendment to the Company’s amended and restated memorandum and articles of association (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Business Combination or to redeem 100% of the Company’s public shares if the Company does not timely complete the Business Combination or (B) with respect to any other provision relating to shareholders’ rights or pre-Business Combination activity. In the event Subscriber purchases Class A Ordinary Shares in the IPO or in the aftermarket, any additional shares so purchased shall be eligible to receive the redemption value of such Class A Ordinary Shares upon the same terms offered to all other purchasers of Class A Ordinary Shares in the IPO in the event the Company fails to consummate the Business Combination.

6. Rescission Right Waiver and Indemnification.

6.1. Subscriber understands and acknowledges an exemption from the registration requirements of the Securities Act requires there be no general solicitation of purchasers of the Shares. In this regard, if the IPO were deemed to be a general solicitation with respect to the Shares, the offer and sale of such Shares may not be exempt from registration and, if not, Subscriber may have a right to rescind its purchase of the Shares. In order to facilitate the completion of the Offering and in order to protect the Company, its shareholders and the amounts in the Trust Account from claims that may adversely affect the Company or the interests of its shareholders, Subscriber hereby agrees to waive, to the maximum extent permitted by applicable law, any claims, right to sue or rights in law or arbitration, as the case may be, to seek rescission of its purchase of the Shares. Subscriber acknowledges and agrees this waiver is being made in order to induce the Company to sell the Shares to Subscriber. Subscriber agrees the foregoing waiver of rescission rights shall apply to any and all known or unknown actions, causes of action, suits, claims or proceedings (collectively, “Claims”) and related losses, costs, penalties, fees, liabilities and damages, whether compensatory, consequential or exemplary, and expenses in connection therewith, including reasonable attorneys’ and expert witness fees and disbursements and all other expenses reasonably incurred in investigating, preparing or defending against any Claims, whether pending or threatened, in connection with any present or future actual or asserted right to rescind the purchase of the Shares hereunder or relating to the purchase of the Shares and the transactions contemplated hereby.

6.2. Subscriber agrees not to seek recourse against the Trust Account for any reason whatsoever in connection with its purchase of the Shares or any Claim that may arise now or in the future.

6.3. Subscriber acknowledges and agrees that the shareholders of the Company are and shall be third-party beneficiaries of this Section 6.

6.4. Subscriber agrees that to the extent any waiver of rights under this Section 6 is ineffective as a matter of law, Subscriber has offered such waiver for the benefit of the Company as an equitable right that shall survive any statutory disqualification or bar that applies to a legal right. Subscriber acknowledges the receipt and sufficiency of consideration received from the Company hereunder in this regard.

7. Terms of the Shares

7.1 The Shares are substantially identical to the Class A Ordinary Shares to be offered in the IPO except that (i) the Shares will be subject to transfer restrictions, except in limited circumstances, until 30 days following the consummation of the Business Combination and (ii) the Shares are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after the expiration of the lockup described above in clause (i) and they are registered pursuant to the Registration Rights Agreement to be signed by, among others, the Company and Subscriber on or before the closing date of the IPO or an exemption from registration is available, and the restrictions described above in clause (i) have expired. Additionally, the Subscriber acknowledges and agrees that the Shares will be deemed underwriting compensation by the Financial Industry Regulatory Authority (“FINRA”) and, pursuant to FINRA Rule 5110(e)(1), may not be sold during the offering, or transferred, assigned, pledged or hypothecated or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities for a period of 180 days immediately following the commencement of sales in the IPO, except as provided in FINRA Rule 5110(e)(2).

7.2 Subscriber agrees to vote the Shares in accordance with the terms of the Insider Letter and as otherwise described in the Registration Statement.

8. Governing Law; Jurisdiction; Waiver of Jury Trial

This Agreement shall be governed by and construed in accordance with the laws of the State of New York for agreements made and to be wholly performed within such state, without regards to the conflicts of laws principles thereof. Any suit brought by either party shall be brought in the state or federal courts sitting in New York County in the State of New York. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

9. Assignment; Entire Agreement; Amendment

9.1. Assignment. Neither this Agreement nor any rights hereunder may be assigned, in whole or in part, by any party to any other person without the prior written consent of the other party hereto except that Subscriber may assign this Agreement, or any of its rights hereunder, to a person agreeing to be bound by the terms hereof, including the waiver contained in Section 6.

9.2. Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them with respect to such subject matter.

9.3. Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

9.4. Binding upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective successors and permitted assigns.

10. Notices

Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or sent by facsimile or other electronic transmission with copy sent in another manner herein provided or sent by courier (which for all purposes of this Agreement shall include Federal Express or other recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for herein or such other address as either may designate for itself in such notice to the other. Communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2nd-day courier service, or if sent by facsimile upon receipt of confirmation of transmittal or, if sent by mail, then three days after deposit in the mail. If given by electronic transmission, such notice shall be deemed to be delivered when directed to an electronic mail address at which such party has consented to receive notice.

11. Counterparts

This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

12. Survival; Severability

12.1. Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the Closing.

12.2. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

13. Headings.

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

[signature page follows]

This subscription is accepted by the Company on November 3, 2025.

CANTOR EQUITY PARTNERS V, INC.

By:	/s/ Brandon G. Lutnick
Name:	Brandon G. Lutnick
Title:	Chief Executive Officer

Accepted and agreed on the date set forth above.

CANTOR EP HOLDINGS V, LLC

By:	/s/ Brandon G. Lutnick
Name:	Brandon G. Lutnick
Title:	Chief Executive Officer

[Signature Page to Private Placement Shares Subscription Agreement - Cantor Equity Partners V, Inc.]